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                                 EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 3, 1998, except with respect to Note 17 which is dated February 27, 1998, included in this Annual Report on Form 10-K into Premiere Technologies, Inc.'s previously filed Registration Statements (File Nos. 333-17593, 333-11281, 333-29787, 333-36557 and 333-39693).

/s/ Arthur Andersen LLP
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Arthur Andersen LLP

March 30, 1998